Exhibit 99.1

          Pro-Pharmaceuticals Names Theodore Zucconi, Ph.D., President;
                      Nominated to the Board of Directors

   NEWTON, Mass.--(BUSINESS WIRE)--Sept. 24,
2007--Pro-Pharmaceuticals, Inc. (Amex: PRW), a company "Advancing Drugs Through Glycoscience(R)", today announced that Theodore D. Zucconi, Ph.D, has been named President, a position previously held by David Platt, Ph.D., who will continue to serve as Chief Executive Officer and Chairman of the Board of Directors. Dr. Zucconi also has been nominated to serve on the Company's Board of Directors.

   "Ted is a results-oriented leader with more than 35 years experience in operations management, R&D, problem solving, product development and strategic planning," said David Platt, Ph.D., Chief Executive Officer, Pro-Pharmaceuticals. "He is a creative, enthusiastic professional, with strong leadership qualities, and a history of increasing shareholder value. Ted's understanding of our technology will be invaluable as we move through our next growth phase."

   "Pro-Pharmaceuticals is an excellent company, with an excellent team and a novel, leading-edge carbohydrate technology," said Dr. Zucconi. "I firmly believe in the wide application of the technology platform and the future of the company. I have enjoyed working with the team in the past and look forward to helping advance their product candidates to commercialization."

   Dr. Zucconi is President, Implementation Edge, a management consulting firm that specializes in organizational performance improvement and has provided consulting services to organizations, including the National Nuclear Security Administration and Los Alamos National Laboratory. Previously, Dr. Zucconi held executive level positions in general management, technology and operations with divisions of Motorola. Prior to Motorola, Dr. Zucconi held technical, operational and scientific positions, with high technology companies including Nortel and IBM. Dr. Zucconi has developed more than 10 patented processes.

   Dr. Zucconi received a Ph.D. in Analytical Chemistry from State University of New York, an M.S. in Analytical Chemistry, University of Connecticut, a B.S. in Chemistry, Villanova University, a Master's Certificate in International Management, Thunderbird University, and is designated a Certified Project Manager from Stanford University.

   Pro-Pharmaceuticals, Inc. - Advancing Drugs Through
Glycoscience(R)

   Pro-Pharmaceuticals is a development stage pharmaceutical company engaged in the discovery, development and commercialization of first-in-class carbohydrate-based therapeutic compounds for advanced treatment of cancer, liver, microbial, cardiovascular and inflammatory diseases. The Company's initial focus is the development and commercialization of a new generation of anti-cancer treatments using carbohydrate polymers to enhance the safety and efficacy of chemotherapy agents. The Company's technology capitalizes on the natural property of carbohydrates to increase the efficacy and reduce the toxicity of chemotherapeutics; "rescue" drugs that were shelved for toxicity or "half-life" issues; increase the solubility of existing drugs, and develop carbohydrate polymers as new chemical entities.

   The Company has been conducting clinical and pre-clinical studies with its lead compound, DAVANAT(R), in combination with 5-FU, leucovorin, irinotecan, doxorubicin, oxaliplatin, paclitaxel, cisplatin, and bevacizumab (Avastin(R)). Results show that DAVANAT(R) exhibits a broad spectrum of activity with tested drugs. The Company is developing additional carbohydrate-based therapeutic compounds that are currently in the pre-clinical stage of development. Founded in 2000, the Company is headquartered in Newton, Mass. Additional information is available at www.pro-pharmaceuticals.com.

   FORWARD LOOKING STATEMENTS: Any statements in this news release about future expectations, plans and prospects for the Company, including without limitation statements containing the words "believes," "anticipates," "plans," "expects," and similar expressions, constitute forward-looking statements as defined in the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in such statements. We caution investors that actual results or business conditions may differ materially from those projected or suggested in forward-looking statements as a result of various factors including, but not limited to, the following: uncertainties as to the utility and market for our potential products; uncertainties associated with pre-clinical and clinical trials of our product candidates; our limited experience in product development and expected dependence on potential licensees and collaborators for commercial manufacturing, sales, distribution and marketing of our potential products; possible development by competitors of competing products and technologies; lack of assurance regarding patent and other protection of our proprietary technology; compliance with and change of government regulation of our activities, facilities and personnel; uncertainties as to the extent of reimbursement for our potential products by government and private health insurers; our dependence on key personnel; our history of operating losses and accumulated deficit; and economic conditions related to the biotechnology and bio-pharmaceutical industry. We cannot assure you that we have identified all the factors that create uncertainties. Readers should not place undue reliance on forward-looking statements.

   More information about those risks and uncertainties is contained and discussed in the "Management Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" sections of the Company's most recent quarterly or annual report and in the Company's other reports filed with the Securities and Exchange Commission. The forward-looking statements represent the Company's views as of the date of this news release and should not be relied upon to represent the Company's views as of a subsequent date. While the Company anticipates that subsequent events may cause the Company's views to change, the Company disclaims any obligation to update such forward-looking statements.

   DAVANAT and Advancing Drugs Through Glycoscience are registered trademarks of Pro-Pharmaceuticals.


    CONTACT: Pro-Pharmaceuticals, Inc.
             Anthony D. Squeglia, 617-559-0033
             squeglia@pro-pharmaceuticals.com